EXHIBIT 5.11
[Letterhead of Blake, Cassels & Graydon LLP]
June 8, 2012
The Addressees Listed on Annex A
Re: Registration Statement of Form F-4
Dear Sirs:
     We have acted as Ontario counsel to Evergreen Packaging Canada Limited (“Evergreen Canada”) and Pactiv Canada Inc. (“Pactiv Canada”), a successor by amalgamation under the laws of the Province of Ontario effective January 1, 2012 of Dopaco Canada Inc. (“Dopaco”), Garven Incorporated (“Garven”), Conference Cup Ltd. (“Conference Cup”) and Pactiv Canada Inc. (“Pactiv”) (which itself was a successor by amalgamation under the laws of the Province of Ontario effective July 1, 2011 of Reynolds Food Packaging Canada Inc. (“Reynolds”), Closure Systems International (Canada) Limited (“Closure”), Newspring Canada Inc. (“Newspring”), 798795 Ontario Limited (“798795”) and Pactiv Canada Inc.) in connection with the Documents (as defined below). Evergreen Canada and Pactiv Canada are collectively referred to herein as the “Opinion Parties”.
A.	Documentation
     In such capacity, we participated in the preparation of, and examined originally executed copies, certified copies, photostatic copies, electronically transmitted copies and/or facsimiles of, each of the following documents (collectively, the “Documents”):
(a)	Seventeenth Supplemental Indenture to the 7.75% Senior Secured Notes due 2016 Indenture, dated as of May 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, Dopaco Canada and certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent;

(b)	Tenth Supplemental Indenture to the 8.50% Senior Notes due 2018 Indenture, dated as of May 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, Dopaco Canada and certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent;

(c)	Eighth Senior Secured Notes Supplemental Indenture to the 7.125% Senior Secured Notes due 2019 Indenture, dated as of May 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, Dopaco Canada and certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent;

(d)	Eighth Senior Notes Supplemental Indenture to the 9.000% Senior Notes due 2019 Indenture, dated as of May 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, Dopaco Canada and certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent;

(e)	Fifth Senior Secured Notes Supplemental Indenture to the 6.875% Senior Secured Notes due 2021 Indenture, dated as of May 2, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Dopaco Canada and certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent and registrar, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent;

(f)	Fifth Senior Secured Notes Supplemental Indenture to the 8.250% Senior Notes due 2021 Indenture, dated as of February 1, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Dopaco Canada and certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent;

(g)	First Senior Secured Notes Supplemental Indenture to the 7.875% Senior Secured Notes due 2019 Indenture, dated as of September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, Dopaco Canada, Closure Canada, Evergreen Canada, Reynolds Canada and certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent; and

(h)	First Senior Notes Supplemental Indenture to the 9.875% Senior Notes due 2019 Indenture, dated as of September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, Dopaco Canada, Closure Canada, Evergreen Canada, Reynolds Canada and certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent.

B.	Scope of Examination
We also:
(a)	examined such statutes, regulations, public records and certificates of government officials including, without limitation: (i) a Certificate of Status issued by the Ontario Ministry of Government Services on June 6, 2012, with respect to Evergreen Canada (the “Evergreen Certificate of Status”), and (ii) a Certificate of Status issued by the Ontario Ministry of Government Services on June 6, 2012, with respect to Pactiv Canada (the “Pactiv Canada Certificate of Status”, and collectively with the Evergreen Certificate of Status, the “Certificates of Status”);

(b)	examined those corporate records of each Opinion Party attached to the Officer’s Certificates (as defined below);

(c)	made such further examinations, investigations and searches; and

(d)	considered such questions of law,
as we have considered relevant and necessary as a basis for the opinions hereinafter expressed.
     We have relied solely and without independent verification upon (i) certificates of an officer of Closure Canada dated December 2, 2009, May 4, 2010, November 16, 2010 and February 1, 2011 (collectively, the “Closure Canada Officer’s Certificate”), (ii) certificates of an officer of Evergreen Canada dated May 4, 2010, November 16, 2010, February 1, 2011 and September 8, 2011 (collectively, the “Evergreen Canada Officer’s Certificate”), (iii) certificates of an officer of Reynolds Canada dated September 1, 2010, November 16, 2010, February 1, 2011 and April 28, 2011 (collectively, the “Reynolds Canada Officer’s Certificate”), (iv) certificates of an officer of Newspring dated November 16, 2010 and February 1, 2011 (collectively, the “Newspring Officer’s Certificate”), (v) certificates of an officer of 798795 dated November 16, 2010 and February 1, 2011 (collectively, the “798795 Officer’s Certificate”), (vi) certificates of an officer of Garven dated May 2, 2011 and September 8, 2011 (collectively, the “Garven Officer’s Certificate”), (vii) certificates of an officer of Conference Cup dated May 2, 2011 and September 8, 2011 (collectively, the “Conference Cup Officer’s Certificate”), (viii) certificates of an officer of Dopaco Canada dated May 2, 2011 and September 8, 2011 (collectively, “Dopaco Officer’s Certificate”), (ix) certificates of an officer of Pactiv Canada Inc. dated November 16, 2010 and February 1, 2011 (collectively, the “Pactiv Canada Inc. Officer’s Certificate”), (x) certificates of an officer of Pactiv dated July 5, 2011 and September 8, 2011 (collectively, the “Pactiv Officer’s Certificate”,) and (xi) certificates of an officer of Pactiv Canada dated January 4, 2012 (the “Pactiv Canada Officer’s Certificate”) and collectively with the Closure Canada Officer’s Certificate, the Evergreen Canada Officer’s Certificate, the Reynolds Canada Officer’s Certificate, the Newspring Officer’s Certificate, the 798795 Officer’s Certificate, the Garven Officers Certificates, the Conference Cup Officer’s Certificate, the Dopaco Officer’s Certificates, the Pactiv Canada Inc. Officer’s Certificate and the Pactiv Officer’s Certificate, the “Officer’s Certificates”), each in the form delivered to you.

C.	Applicable Law
     The opinions expressed herein relate only to the laws of the Province of Ontario (the “Province”) and the federal laws of Canada applicable therein in effect on the date hereof, and no opinions are expressed as to the laws of any other jurisdiction.
D.	Assumptions and Reliances
     For the purposes of the opinions expressed herein, we have assumed:
(a)	the genuineness of all signatures of all parties and the legal capacity of all individuals signing any documents;

(b)	the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic or electronically transmitted copies or facsimiles thereof and the authenticity of the originals of such certified, photostatic or electronically transmitted copies or facsimiles;

(c)	the accuracy, currency and completeness of the indices and filing systems maintained by the public offices and registries where we have searched or enquired or have caused searches or enquiries to be made and of the information and advice provided to us by appropriate government, regulatory or other like officials with respect to those matters referred to herein; and

(d)	that each paragraph of each Officer’s Certificate is and remains complete and accurate in all respects, and is not misleading.
     For greater certainty, a specific assumption, limitation or qualification in this opinion is not to be interpreted to restrict the generality of an assumption, limitation or qualification expressed in general terms that includes the subject matter of the specific assumption, limitation or qualification.
E.	Opinions
     Based on and subject to the foregoing, we are of the opinion that:
1.	Relying on the Certificates of Status and the Officer’s Certificates, each Opinion Party is, and was on the date of the Documents to which it is a party, a subsisting corporation under the laws of the Province.
2.	On the date of the Documents to which it is a party, each Opinion Party had the corporate power and capacity to execute and deliver each of the Documents to which it is a party and to perform its obligations thereunder.

3.	On the date of the Documents to which it is a party, each Opinion Party had taken all necessary corporate action to authorize the execution and delivery of each of the Documents to which it is a party, and the performance of its obligations thereunder. Each of the Documents had been duly executed and delivered by each Opinion Party that is a party thereto.
4.	On the date of the Documents to which it is a party, the execution and delivery by each Opinion Party of each of the Documents to which it is a party, and the performance of its obligations thereunder, did not:
(a)	violate, result in a breach of, or constitute a default under (i) any of the constating documents or by-laws of such Opinion Party or (ii) any statute or regulation of the Province or any federal statute or regulation of Canada applicable therein which is applicable to such Opinion Party; or

(b)	require such Opinion Party to effect or obtain any filing, registration or recording with, consent, authorization, or approval of, or notice or other action to, with or by, any governmental authority or regulatory body in the Province under the laws of the Province or the federal laws of Canada applicable therein.
We understand that you will rely as to matters of Ontario law, as applicable, upon this opinion in connection with the matters set forth herein. In addition, we understand that Debevoise & Plimpton LLP (“Debevoise”) will rely as to matters of Ontario law, as applicable, upon this opinion in connection with an opinion to be rendered by it on or about the date hereof relating to the Opinion Parties. In connection with the foregoing, we hereby consent to your and Debevoise’s relying as to matters of Ontario law, as applicable, upon this opinion.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Yours truly,
/s/ Blake, Cassels & Graydon LLP

Blake, Cassels & Graydon LLP

Annex A
Addressees
Reynolds Group Holdings Limited
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Reynolds Group Issuer Inc.
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101
Dover, Delaware 19904
Reynolds Group Issuer LLC
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101
Dover, Delaware 19904
Reynolds Group Issuer (Luxembourg) S.A.
6C Rue Gabriel Lippmann
L-5365 Munsbach, Grand Duchy of Luxembourg
Evergreen Packaging Canada Limited
Pactiv Canada Inc.